EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE
November 3, 2003
CONTACT: WILLIAM SANFORD
PHONE: (904) 265-5333

                        INTERLINE BRANDS, INC. ANNOUNCES
                             THIRD-QUARTER EARNINGS.

HIGHLIGHTS:

     o   Record cash provided by operating activities
     o Higher gross profit, improved gross margins, and strong operating income growth despite relatively flat sales


JACKSONVILLE, FLA. - Interline Brands, Inc. ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported record net cash provided by operations as well as increases in gross profit and operating income for the fiscal quarter ending September 26, 2003 compared to the same period in 2002. Net cash provided by operations for the nine months ended September 2003 was $23.4 million compared to $7.6 million in the comparable period for the prior year. In the third quarter of 2003 operating income increased 13.6% and gross profit increased 5.0% despite relatively flat sales. For the nine months ending September 2003, operating income increased 9.5% and gross profit increased 2.4% on a 1.0% decline in sales.

Interline's President and Chief Executive Officer Michael Grebe commented on the company's performance for the period, "Our strong earnings performance in the quarter and for the first nine months of 2003 is a result of our continued focus on maximizing operating efficiencies and our active management of investments in working capital, and is further validation of the benefits of our integrated operating model."

Net sales increased by $0.7 million, or 0.4%, to $166.7 million in the third quarter of fiscal 2003 from $166.0 million in the comparable period for the prior year on the same number of shipping days. For the nine months ended September 2003, net sales decreased by $5.1 million, or 1.0%, to $481.2 million from $486.3 million in the comparable period for the prior year. These sales results reflect continued weakness in the multi-family housing and professional contractor markets, which are Interline Brands' two largest customer segments.

Gross profit increased $3.0 million to $63.4 million in the third quarter of fiscal 2003 from $60.4 million in the comparable period in 2002. As a percentage of sales, gross profit improved to 38.0% in the third quarter of 2003 from 36.4% in the third quarter of 2002. For the nine months ending September 2003, gross profit increased $4.3 million to $183.0 million from $178.7 million in the comparable period in 2002. As a percentage of sales, gross profit for the first nine months of 2003 improved to 38.0% of sales from 36.7% for the same period last year.

Selling, general and administrative ("SG&A") expenses increased by $2.2 million, to $43.7 million in the third quarter of 2003 from $41.5 million in the comparable period for the prior year. SG&A expenses for the nine months ended September 2003 increased $2.4 million from the comparable period for the prior year.

During the third quarter of 2003 the company reclassified freight costs paid by its customers from selling, general and administrative costs to net sales. Freight costs paid by customers increased during the third quarter by $0.3 million to $1.3 million from $1.0 million in the comparable period for the prior year. This reclassification did not have an effect on operating income, however it did increase net sales and selling, general and administrative costs - each by $1.3 million- during the third quarter.

Operating income increased by $2.0 million, or 13.6%, to $16.4 million in the third quarter of 2003 from $14.4 million in the comparable period for the prior year. For the first nine months of 2003, operating income increased $4.0 million, or 9.5%, to $47.0 million from $43.0 million for the first nine months of 2002. Net cash provided by operating activities increased by 208.8% or $15.8 million to $23.4 million for the nine months ended September 2003 from $7.6 million in the comparable period for the prior year. The increase in net cash provided by operating activities was the result of continued strong operating income as well as continued realization of working capital efficiency initiatives during the period, which includes a $12.6 million reduction in inventory levels from December 27, 2002.

Net income was $4.8 million for the third quarter and $2.9 million for the first nine months of 2003, compared to $0.3 million and $5.2 million during the respective comparable periods in 2002.

Interline Brands, Inc. will hold a conference call November 4, 2003, at 11 a.m. Eastern Standard Time to discuss its interim third-quarter 2003 financial results. Michael Grebe, Chief Executive Officer, and William Sanford, Executive Vice President and Chief Financial Officer, will host the conference call and answer questions pertaining to the financial and operating results. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and reference Conference I.D. Number 3432380. This recording will expire on November 18, 2003.

Interline Brands, Inc. is a privately held, direct marketing and specialty distribution company with corporate offices in Jacksonville, Florida. Interline sells maintenance, repair and operations (MRO) products with guaranteed same-day or overnight shipping to professional contractors, facilities maintenance professionals, hardware stores, and other customers across North America and Central America. Interline's principal shareholders include Parthenon Capital, JPMorgan Partners, General Motors Pension Fund, Sterling Partners L.P. and management. To learn more about the company visit www.Interlinebrands.com.

The statements contained in this release, which are not historical facts, such as statements about future expectations, plans and prospects, are forward-looking statements. Because these statements are subject to risks and uncertainties, actual results may differ materially from those that are projected in forward-looking statements.


                                       ###

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                    DECEMBER 27, 2002 AND SEPTEMBER 26, 2003
                        (In thousands, except share data)

                                                                                        DECEMBER 27,                SEPTEMBER 26,
                                                                                            2002                         2003
                                                                                        ------------                -------------
ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                                                        $   5,557                   $  22,702
       Cash - restricted                                                                      329                          --
       Accounts receivable - trade (net of allowance for doubtful accounts
         of $5,222 and $5,840)                                                             83,087                      93,462
       Accounts receivable - other                                                         13,052                      10,461
       Inventory                                                                          124,479                     111,904
       Prepaid expenses and other current assets                                            5,953                       6,403
       Deferred income taxes                                                               10,933                       9,101
                                                                                        ---------                   ---------
                Total current assets                                                      243,390                     254,033
PROPERTY AND EQUIPMENT, net                                                                33,585                      30,293
GOODWILL, net                                                                             195,669                     195,669
OTHER INTANGIBLE ASSETS, net                                                               77,423                      80,008
OTHER ASSETS                                                                                1,652                       8,353
                                                                                        ---------                   ---------
TOTAL ASSETS                                                                            $ 551,719                   $ 568,356
                                                                                        =========                   =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
       Current portion of long-term debt                                                $  22,750                   $   7,000
       Revolving credit facility                                                           18,500                          --
       Accounts payable                                                                    53,417                      50,230
       Accrued expenses and other current liabilities                                      13,603                      11,826
       Accrued interest payable                                                             4,409                      11,201
       Accrued merger expenses                                                              7,427                       6,216
                                                                                        ---------                   ---------
                Total Current Liabilities                                                 120,106                      86,473
LONG-TERM LIABILITIES:
       Deferred income taxes                                                               21,253                      19,844
       Interest rate swaps                                                                 18,067                      14,783
       Long-term debt, net of current portion                                             284,774                     333,000
       Note payable                                                                            --                       3,275
                                                                                        ---------                   ---------
TOTAL LIABILITIES                                                                         444,200                     457,375
                                                                                        ---------                   ---------
COMMITMENTS AND CONTINGENCIES
SENIOR PREFERRED STOCK, $0.01 par value, 27,000,000 shares
  authorized; 23,619,888 shares issued and outstanding; at liquidation value              331,203                     367,108
                                                                                        ---------                   ---------
STOCKHOLDERS' EQUITY (DEFICIENCY):
       Common stock, no par value, 7,500,000 shares authorized; 5,385,189
          shares issued and outstanding                                                     1,994                       1,994
        Accumulated deficit                                                              (224,077)                   (257,109)
       Stockholder loans                                                                   (1,440)                     (1,518)
       Accumulated other comprehensive (loss) income                                         (161)                        506
                                                                                        ---------                   ---------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)                                                  (223,684)                   (256,127)
                                                                                        ---------                   ---------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                $ 551,719                   $ 568,356
                                                                                        =========                   =========

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
  NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 27, 2002 AND SEPTEMBER 26, 2003
                        (In thousands, except share data)

                                                      NINE MONTHS ENDED                     THREE MONTHS ENDED
                                                SEPT 27, 2002    SEPT 26, 2003       SEPT 27, 2002    SEPT 26, 2003
                                                -------------    -------------       -------------    -------------
NET SALES                                       $ 486,302        $ 481,235           $ 166,025        $ 166,676
COST OF SALES                                     307,629          298,241             105,674          103,308
                                                ---------        ---------           ---------        ---------
    Gross Profit                                  178,673          182,994              60,351           63,368
                                                ---------        ---------           ---------        ---------
OPERATING EXPENSES :

    Selling, general and admin. expenses          124,258          126,678              41,469           43,693
    Depreciation and amortization                   8,707            8,759               2,906            3,134
    Special costs and expenses                      2,750              510               1,535              132
                                                ---------        ---------           ---------        ---------
       Total Operating Expense                    135,715          135,947              45,910           46,959
                                                ---------        ---------           ---------        ---------

OPERATING INCOME                                   42,958           47,047              14,441           16,409
CHANGE IN FAIR VALUE OF INTEREST RATE SWAPS         5,855           (3,284)              4,442           (2,201)
EARLY EXTINGUISHMENT OF DEBT                           --           14,893                  --               --
INTEREST EXPENSE, net                              28,766           30,046               9,523           10,297
EQUITY IN LOSS OF JOINT VENTURE                        --              (46)                 --              (54)
                                                ---------        ---------           ---------        ---------
    Income before income taxes                      8,337            5,438                 476            8,367
                                                ---------        ---------           ---------        ---------
PROVISION FOR INCOME TAXES                          3,095            2,565                 177            3,563
NET INCOME                                          5,242            2,873                 299            4,804
ACCRUED PREFERRED STOCK DIVIDENDS                 (31,301)         (35,905)            (10,792)         (12,381)
                                                ---------        ---------           ---------        ---------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS      $ (26,059)       $ (33,032)          $ (10,493)       $  (7,577)
                                                =========        =========           =========        =========
(LOSS) PER COMMON SHARE - BASIC                 $   (4.84)       $   (6.13)          $   (1.95)       $   (1.41)
                                                =========        =========           =========        =========
(LOSS) PER COMMON SHARE - DILUTED               $   (4.84)       $   (6.13)          $   (1.95)       $   (1.41)
                                                =========        =========           =========        =========
SUPPLEMENTAL DISCLOSURE
Adjusted EBITDA                                 $  51,665        $  55,852           $  17,347        $  19,597
                                                =========        =========           =========        =========

NET INCOME (LOSS)                               $   5,242        $   2,873               $ 299        $   4,804
Interest expense, net                              28,766           30,046               9,523           10,297
Change in fair value of interest rate swaps         5,855           (3,284)              4,442           (2,201)
Loss on extinguishment of debt                         --           14,893                  --               --
Provision (benefit) for income taxes                3,095            2,565                 177            3,563
Depreciation and amortization                       8,707            8,759               2,906            3,134
                                                ---------        ---------           ---------        ---------
Adjusted EBITDA                                 $  51,665        $  55,852           $  17,347        $  19,597
                                                =========        =========           =========        =========


Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps and loss on extinguishment of debt, that relate to financing transactions and which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.

                     INTERLINE BRANDS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) NINE MONTHS ENDED SEPTEMBER 27, 2002 AND SEPTEMBER 26, 2003
                                 (In thousands)

                                                                           FOR THE NINE MONTHS ENDED
                                                                          SEPT 27, 2002  SEPT 26, 2003
                                                                          -------------  -------------
OPERATING ACTIVITIES :
 NET INCOME (LOSS)                                                        $       5,242  $      52,874
 Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                                 8,707          8,758
    Amortization of debt issuance costs                                           1,240          7,855
    Deferred compensation                                                           765             --
    Change in fair value of interest rate swaps                                   5,855         (3,284)
    Loss on disposal of property and equipment                                       --              3
    Interest income on shareholder notes                                            (73)           (78)
    Deferred income taxes                                                        (2,648)           423
    Senior subordinated notes issued for interest due                             2,385          1,674

Changes in assets and liabilities, net of effects of acquisition:
 Accounts receivable - trade                                                    (11,781)       (10,375)
 Accounts receivable - other                                                       (799)         2,590
 Inventory                                                                       (2,839)        12,576
 Prepaid expenses and other current assets                                          808           (450)
 Other assets                                                                       (69)           (73)
 Accrued interest payable                                                        (1,488)         6,792
 Accounts payable                                                                 8,772         (3,187)
 Cash - restricted                                                                   --            329
 Accrued expenses and other current liabilities                                  (5,449)        (1,778)
 Accrued merger expenses                                                         (1,472)        (1,210)
 Income taxes payable                                                               435             --
                                                                          -------------  -------------
     Net cash provided by operating activities                                    7,591         23,439
                                                                          -------------  -------------
INVESTING ACTIVITIES :
 Purchase of property and equipment, net                                         (4,133)        (3,495)
 Purchase of investment  and other assets                                            --         (3,747)
                                                                          -------------  -------------
     Net cash used in investing activities                                       (4,133)        (7,242)
                                                                          -------------  -------------
FINANCING ACTIVITIES :
 Increase (decrease) in revolver and swingline, net                               9,500        (18,500)
 Repayment of long-term debt                                                    (12,375)      (309,198)
 Proceeds from refinancing transactions                                              --        340,000
 Payment of debt issuance costs                                                      --        (12,020)
                                                                          -------------  -------------
     Net cash (used in) provided by financing activities                         (2,875)           282
                                                                          -------------  -------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                         25            666
                                                                          -------------  -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                           608         17,145
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                    3,327          5,557
                                                                          -------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $       3,935  $      22,702
                                                                          =============  =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the period for :
  Interest                                                                $      26,322  $     618,082
                                                                          =============  =============
  Income taxes (net of refunds)                                           $       5,135  $      51,404
                                                                          =============  =============
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
  Dividends on preferred stock                                            $      31,302  $     135,906
                                                                          =============  =============
  Note issued for acquisition of businesses                               $          --  $       3,275
                                                                          =============  =============